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                                                                   EXHIBIT 12-32

                               DTE ENERGY COMPANY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                         PREFERRED SECURITIES DIVIDENDS


                                                                                      Twelve Months Ended December 31
                                                                      --------------------------------------------------------------
                                                                       2002          2001          2000          1999          1998
                                                                      ------        ------        ------        ------        ------
                                                                                         (Millions, except for ratio)
EARNINGS:
  Pretax earnings                                                     $  573        $  219        $  480        $  546        $  600
    Add:
      Loss from equity investee                                           14            22            26            15             5
      Fixed charges                                                      600           501           370           378           360
      Distributed income from equity investees                            10             9          --            --            --
                                                                      ------        ------        ------        ------        ------
                                                                       1,197           751           876           939           965
                                                                      ------        ------        ------        ------        ------


FIXED CHARGES:
    Interest expense                                                     558           470           336           344           319
    Interest factor of rents                                               4             8            34            34            34
    Preferred stock dividend factor                                       38            23          --            --               7
                                                                      ------        ------        ------        ------        ------
                                                                      $  600        $  501        $  370        $  378        $  360
                                                                      ------        ------        ------        ------        ------

Ratio of earnings to fixed charges                                      1.99          1.50          2.37          2.48          2.68
                                                                      ======        ======        ======        ======        ======
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